                                                                     Exhibit 12

                             American Re Corporation
                Computation of Ratio of Earnings to Fixed Charges
                              (Dollars in millions)

                                                         Year ended                          Nine months ended
                                                        December 31,                           September 30,
                                                1993        1994        1995                  1995        1996
                                            -------------------------------------------------------------------
Income (loss) before income taxes               144.0       120.7       (159.4)               149.7       215.0
Earnings before fixed charges:
     Interest expense                            66.1        60.0         60.7                 47.7        40.5
     Interest portion of rental expense           2.8         3.2          3.8                  2.7         2.9
                                            -------------------------------------------------------------------
            Earnings before fixed charges       212.9       183.9        (94.9)               200.1       258.4
                                            ===================================================================
Fixed charges:
     Interest expense                            66.1        60.0         60.7                 47.7        40.5
     Interest portion of rental expense           2.8         3.2          3.8                  2.7         2.9
                                            -------------------------------------------------------------------
            Fixed charges                        68.9        63.2         64.5                 50.4        43.4
     QUIPS interest                               -           -            6.8                  1.7        15.1
     Paid-in-kind preferred dividend              0.9         -            -                    -           -
                                            -------------------------------------------------------------------
            Total fixed charges                  69.8        63.2         71.3                 52.1        58.5
                                            ===================================================================

Ratio of earnings to fixed charges                3.1         2.9         (1.3)                 3.8         4.4
                                            ===================================================================
Pro-forma (1)                                                    Year ended              Nine months ended
                                                                 December 31,              September 30,
                                                                    1995                  1995        1996
                                                                -------------------------------------------
Income (loss) before income taxes                                   (145.8)               159.9       225.3
Earnings before fixed charges:
     Interest expense                                                 47.1                 37.5        30.2
     Interest portion of rental expense                                3.8                  2.7         2.9
                                                                -------------------------------------------
            Earnings before fixed charges                            (94.9)               200.1       258.4
                                                                ===========================================
Fixed charges:
     Interest expense                                                 47.1                 37.5        30.2
     Interest portion of rental expense                                3.8                  2.7         2.9
                                                                -------------------------------------------
            Fixed charges                                             50.9                 40.2        33.1
     QUIPS interest                                                    6.8                  1.7        15.1
                                                                -------------------------------------------
            Total fixed charges                                       57.7                 41.9        48.2
                                                                ===========================================

Pro-forma ratio of earnings to fixed charges                          (1.6)                 4.8         5.4
                                                                ===========================================

(1) Pro-forma for the issuance of the Notes and the application of the net proceeds therefrom in the manner described under "Use of Proceeds".